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                JORDEN BURT BOROS CICCHETTI BERENSON &JOHNSON LLP
                                 SUITE 400 EAST
                       1025 THOMAS JEFFERSON STREET, N.W.
                           WASHINGTON, D.C. 2007-0805
                                 (202) 985-8100
                            TELECOPIER (202) 965-8104


April 28, 1998



American International Life Assurance
Company of New York
80 Pine Street
New York, New York 10005


Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus Contained in Post Effective Amendment No. 3 to the Registration Statement on Form S-6 (File No. 33-90686) filed by American International Life Assurance Company of New York and Variable Account B with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.



Very Truly Yours,

/s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP
Jorden Burt Boros Cicchetti Berenson & Johnson